Exhibit 3.ii

AMENDED AND RESTATED
BYLAWS
OF
THE MOSAIC COMPANY
EFFECTIVE DATE: May 16, 2016

-i-

-ii-

AMENDED AND RESTATED
BYLAWS OF THE MOSAIC COMPANY (THE “CORPORATION”)
(effective as of May 19, 2016)
ARTICLE I
MEETINGS OF STOCKHOLDERS
SECTION 1.1.      Annual Meeting. An annual meeting of the stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law. Subject to Section 1.7, any other proper business may be transacted at an annual meeting.
SECTION 1.2.      Special Meetings.
(a)    Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by (x) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), or (y) the Chairman of the Board, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.
(b)    The Board of Directors may, in its sole discretion, determine that the special meeting shall not be held at any place, but shall be held solely by means of remote communications, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law.
SECTION 1.3.      Notice of Meetings. Written notice of the place, date, and time of all meetings of the stockholders, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware, as may be amended from time to time (the “General Corporation Law”) or the Restated Certificate of Incorporation of the Corporation (the “Restated Certificate of Incorporation”)).
When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
SECTION 1.4.      Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. If a quorum is present when a meeting is convened, the subsequent withdrawal of stockholders, even though less than a quorum remains, shall not affect the ability of the remaining stockholders lawfully to transact business.
If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time until a quorum is present.
SECTION 1.5.      Organization. The Chairman of the Board or such person as the Board of Directors may have designated or, in the absence of such a person, the Chief Executive Officer of the Corporation, or in the absence of such officer, the President of the Corporation or, in the absence of such officer, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. The secretary of the meeting shall be such person as the chairman appoints.
SECTION 1.6.      Conduct of Business; Remote Communication. The chairman of any meeting of stockholders shall determine the order of business and the rules, regulations and procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.
If authorized by the Board of Directors in accordance with these Bylaws and applicable law, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (1) participate in a meeting of stockholders and (2) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

SECTION 1.7.      Notice of Stockholder Business.
(a)    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board of Directors, or (c) properly brought before an annual meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed to and received at the principal offices of the Corporation no more than one hundred twenty (120) days and no less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting (provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days from the anniversary date of the preceding year’s annual meeting date, written notice by a stockholder in order to be timely must be received by the later of (x) the twentieth (20th) day following the day on which the first public disclosure of the date of the annual meeting was made or (y) ninety (90) days prior to the date of such annual meeting). Delivery shall be by hand or by certified or registered mail, return receipt requested. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of stockholder’s notice as described above.
(b)    A stockholder’s notice to the Secretary with respect to an annual meeting shall set forth as to each matter, other than the election of directors, the stockholder proposes to bring before the annual or special meeting (1) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (2) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (3) a representation that the stockholder is a holder of record of shares of stock of the Corporation entitled to vote with respect to such business and intends to appear in person or by proxy at the meeting to move the consideration of such business, (4) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (5) any material interest of the stockholder in such business.
(c)    Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual or special meeting except in accordance with the procedures set forth in either this Section 1.7 or in Sections 2.12 and 2.13 of these Bylaws. The Chair of an annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not so properly brought before the meeting, and in such event, such business not properly brought before the meeting shall not be transacted.
SECTION 1.8.      Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.
Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

All voting, including on the election of directors, and except where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.
Except as otherwise required by law, the Restated Certificate of Incorporation or these Bylaws, all other matters shall be decided by the vote of the holders of stock having a majority of the votes cast by the holders of all stock entitled to vote on such question which are present in person or proxy at the meeting.
SECTION 1.9.      Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall be open to the examination of any stockholder during the whole time thereof on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE II
BOARD OF DIRECTORS
SECTION 2.1.      Number and Term of Office. The number of directors and term of office shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The number of directors shall be twelve (12) until otherwise fixed. Each director shall hold office until his successor is elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.
SECTION 2.2.      Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors above thirteen (13) may be filled only by the stockholders at an annual or special meeting of stockholders by the vote of a majority of the shares entitled to vote for the election of directors at such annual or special meeting. For purposes of this Section 2.2, a majority of votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.
Any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, or other cause (other than (x) as a result of an increase in the authorized number of directors above thirteen (13) or (y) one or more directors’ removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum. Any director chosen in accordance with this Section 2.2 shall hold office for a term expiring at the next annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
SECTION 2.3.      Removal and Resignation. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, and only by the affirmative vote of the holders of at least a majority of the voting power of its then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by (i) a majority of the directors then in office, though less than a quorum, or (ii) the stockholders at a special meeting of the stockholders properly called for that purpose, by the vote of the holders of a plurality of the shares entitled to vote at such special meeting. A director so chosen shall hold office until the next annual meeting of stockholders.
Any director may resign at any time by giving written notice to the Chairman of the Board, if any, the President or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance.
SECTION 2.4.      Regular Meetings. Unless otherwise determined by the Board of Directors, a regular annual meeting of the Board of Directors shall be held, without call or notice, immediately after and, if the annual meeting of stockholders is held at a place, at the same place as the annual meeting of stockholders, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before such meeting. Additional regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.
SECTION 2.5.      Special Meetings. Special meetings of the Board of Directors may be called by three (3) of the directors then in office, by the Chairman of the Board or by the Chief Executive Officer and shall be held at such place, on such date, and at such time as may be fixed by the person or persons calling the special meeting. Notice of the place, date, and time of each such special meeting shall be given to each director who does not waive the right to a notice by (i) mailing written notice not less than five (5) days before the meeting, (ii) sending notice one (1) day before the meeting by an overnight courier service and two (2) days before the meeting if by overseas courier service, or (iii) by telephoning, telecopying, telegraphing, electronically transmitting or personally delivering the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

SECTION 2.6.      Quorum. At any meeting of the Board of Directors, a majority of the total number of authorized directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.
SECTION 2.7.      Participation in Meetings by Conference Communications Equipment. Members of the Board of Directors, or of any committee of the Board of Directors, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.
SECTION 2.8.      Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present at a meeting at which a quorum is present, except as otherwise provided herein or required by law.
SECTION 2.9.      Powers. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:
(a)    To declare dividends from time to time in accordance with law;
(b)    To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;
(c)    To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;
(d)    To remove any officer of the Corporation with or without cause, and from time to time to pass on the powers and duties of any officer upon any other person for the time being;
(e)    To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;
(f)    To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;
(g)    To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and
(h)    To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs.

SECTION 2.10.      Action Without Meeting. Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission, and the written consent or consents or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be made in paper form if the minutes of the Corporation are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
SECTION 2.11.      Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors or a committee of the Board of Directors, reimbursement of their reasonable expenses, if any, of attendance at meetings and fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.
SECTION 2.12.      Nomination of Director Candidates. (a) Subject to any limitations stated in the Restated Certificate of Incorporation, nominations for the election of directors may be made (i) by the Board of Directors or a committee appointed by the Board of Directors, (ii) by any stockholder entitled to vote in the election of directors generally who complies with the notice procedures set forth in this Section 2.12 or (iii) by any stockholder (or group of stockholders) who meets the requirements of and complies with the procedures set forth in Section 2.13. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been timely given, to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed to and received at the principal offices of the Corporation (x), with respect to an election to be held at an annual meeting of stockholders, no more than one hundred twenty (120) days and no less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting (provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days from the anniversary date of the preceding year’s annual meeting, written notice by a stockholder in order to be timely must be received by the later of (A) the twentieth (20th) day following the day on which the first public disclosure of the date of the annual meeting was made or (B) ninety (90) days prior to the date of such annual meeting), and (y), with respect to the election to be held at a special meeting of stockholders for the election of directors, prior to the close of business on the tenth (10th) day following the date on which the first public disclosure of the date of the special meeting was made or in accordance with Section 1.2. Delivery shall be by hand, or by certified or registered mail, return receipt requested. In no event shall the public announcement of an adjournment of any annual or special meeting commence a new time period for giving of a stockholder notice as described above.
(b)    A stockholder’s notice to the Secretary shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) the name, age,

business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of stock of the Corporation which are beneficially owned by such person, (4) any other information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such person as a director of the Corporation pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, had the nominee been nominated by the Board of Directors, (5) such person’s written consent to being named in any proxy statement as a nominee and to serving as a director if elected and (6) a statement whether each such person, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election at the next meeting at which such person would face election, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Corporate Governance Guidelines; and (y) as to the stockholder giving notice: (1) the name and address, as they appear on the Corporation’s records, of such stockholder, (2) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder (determined as provided in clause (x)(3) above), (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote on the election of directors at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (4) a description of all agreements, arrangements or understandings between the stockholder and each nominee of the stockholder and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.
(c)    At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. The Corporation may require any proposed nominee of the Board of Directors to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
(d)    The presiding officer of the meeting shall refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.
SECTION 2.13.      Proxy Access for Director Nominations.
(a)    Information to be Included in the Corporation’s Proxy Materials.  Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders (following the 2016 annual meeting of stockholders), subject to the provisions of this Section 2.13, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by an Eligible Stockholder (as defined in Section 2.13(d)) who expressly elects at the time of providing the notice required by this Section 2.13 to have such nominee included in the Corporation’s proxy materials pursuant to this Section 2.13.  For purposes of this Section 2.13, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible

Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Section 2.13(h)).  Subject to the provisions of this Section 2.13, the name of any Stockholder Nominee included in the Corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting. Nothing in this Section 2.13 shall limit the Corporation’s ability to solicit against and include in its proxy statement its own statements or other information relating to any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.
(b)    Notice Period.  In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to this Section 2.13, the Eligible Stockholder must have given timely notice of such nomination (the “Notice of Proxy Access Nomination”) in proper form to the Secretary of the Corporation.  To be timely, the Notice of Proxy Access Nomination must be delivered to or be mailed to and received by the Secretary at the principal executive offices of the Corporation no more than one hundred fifty (150) days and no less than one hundred twenty (120) days prior to the first anniversary of the date that the Corporation first distributed its proxy statement to stockholders for the preceding year’s annual meeting of stockholders.  In no event shall the public disclosure of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 2.13.
(c)    Permitted Number of Stockholder Nominees.  The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) and (ii) 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.13 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (such number, as it may be adjusted pursuant to this Section 2.13(c), the “Permitted Number”).  In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced.  In addition, the Permitted Number shall be reduced by the number of directors in office as of the Final Proxy Access Nomination Date who were included in the Corporation’s proxy materials as Stockholder Nominees for any of the three (3) preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to clause (y) of the immediately succeeding sentence) and whom the Board of Directors decides to nominate for re-election to the Board of Directors.  For purposes of determining when the Permitted Number has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (x) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.13 whose nomination is subsequently withdrawn and (y) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.13 whom the Board of Directors decides to nominate for election to the

Board of Directors.  Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.13 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.13 exceeds the Permitted Number.  In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.13 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.13 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of stock of the Corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination.  If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.13 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.  Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 2.13 for any meeting of stockholders for which the Secretary of the Corporation receives notice that a stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees set forth in Section 2.12.
(d)    Eligible Stockholder.  An “Eligible Stockholder” is a stockholder or a group of no more than twenty (20) stockholders (counting as one stockholder, for this purpose, any two (2) or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has owned (as defined in Section 2.13(e)) at least the Required Shares (as defined below) continuously for at least three (3) years (the “Minimum Holding Period”) as of the date the Notice of Proxy Access Nomination is delivered to or mailed to and received by the Secretary of the Corporation in accordance with this Section 2.13, (ii) continues to own the Required Shares through the date of the annual meeting of stockholders and (iii) satisfies all of the other requirements of this Section 2.13.  “Required Shares” means that number of shares of the Corporation’s stock that represents three percent (3%) of the number of outstanding shares of the Corporation’s stock as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Notice of Proxy Access Nomination.  A “Qualifying Fund Group” is any two (2) or more funds that (x) are under common management and investment control, (y) are under common management and funded primarily by the same employer or (z) constitute a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.
(e)    Definition of Ownership.  For purposes of this Section 2.13, a stockholder shall be deemed to “own” only those outstanding shares of stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate.  For purposes of this Section 2.13, a stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.  A stockholder’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five (5) business days’ notice and includes with the Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (B) will continue to hold such shares through the date of the annual meeting, or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder.  The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.  Whether outstanding shares of the stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof.  For purposes of this Section 2.13, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.
(f)    Form of Notice.  To be in proper form for purposes of this Section 2.13, the Notice of Proxy Access Nomination must be in writing and include or be accompanied by the following:
(i)    a written statement by the Eligible Stockholder certifying as to the number of shares of stock of the Corporation it owns and has owned continuously for the Minimum Holding Period, and the Eligible Stockholder’s agreement to provide, (A) within five (5) business days following the later of the record date for the determination of stockholders entitled to vote at the annual meeting and the date on which the record date is first publicly disclosed, a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously through the record date and (B) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the annual meeting;
(ii)    one or more written statements from the record holder(s) of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed to and received by the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the

Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days following the later of the record date for the determination of stockholders entitled to vote at the annual meeting and the date on which the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;
(iii)    a copy of the Schedule 14N that has been or is concurrently being filed with the United States Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(iv)    the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 2.12, together with the written consent of each Stockholder Nominee to be named as a nominee and to serve as a director if elected;
(v)    a representation that the Eligible Stockholder (A) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 2.13, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (G) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(vi)    a representation as to the Eligible Stockholder’s intentions (subject to any mandatory fund rebalancing required by such stockholder’s preexisting governing instruments or written investment policies) with respect to continuing to own the Required Shares for at least one (1) year following the annual meeting;
(vii)    an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.13, (C) file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the Corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act and (D) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, including without limitation Rule 14a-9 promulgated under the Exchange Act;
(viii)    a written representation and agreement from each Stockholder Nominee that such Stockholder Nominee (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in such representation and agreement or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation in such representation and agreement, (C) would be in compliance, if elected as a director of the Corporation, and will comply with the Corporation’s code of business conduct and ethics, corporate governance guidelines, stock ownership and trading policies and guidelines and any other policies or guidelines of the Corporation applicable to directors and (D) will make such other acknowledgments, enter into such other agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors;
(ix)    in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders (including one or more Qualifying Fund Groups), the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.13 (including withdrawal of the nomination); and

(x)     in the case of a nomination by an Eligible Stockholder in which two (2) or more funds that are part of the same Qualifying Fund Group are counted as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.
(g)    Additional Required Information.  In addition to the information required pursuant to Section 2.13(f) or any other provision of these Bylaws, the Corporation may require (i) any proposed Stockholder Nominee to furnish any other information (A) as may reasonably be required by the Corporation to determine the eligibility of the Stockholder Nominee to serve as an independent director under the Independence Standards (as defined in Section 2.13(j)), (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (C) that may reasonably be requested by the Corporation to determine the eligibility of such Stockholder Nominee to be included in the Corporation’s proxy materials pursuant to this Section 2.13 or to serve as a director of the Corporation, and (ii) any Eligible Stockholder to furnish any other information that may reasonably be requested by the Corporation to verify the Eligible Stockholder’s continuous ownership of the Required Shares for the Minimum Holding Period.
(h)    Supporting Statement.  The Eligible Stockholder may, at its option, provide to the Secretary of the Corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”).  Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s).  Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes (i) would violate any applicable law, regulation or listing standard; (ii) is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or (iii) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person.
(i)    Required Updates and Supplements.  In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect.  In addition, any person providing any information to the Corporation pursuant to this Section 2.13 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of stockholders entitled to vote at the annual meeting, and such update and supplement shall be delivered to or be mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the later of five (5)

business days after the record date for the determination of stockholders entitled to vote at the annual meeting and the date on which the record date is first publicly disclosed. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any defect.
(j)    Stockholder Nominee Eligibility.  Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation shall not be required to include in its proxy materials, pursuant to this Section 2.13, a Stockholder Nominee (i) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (ii) who would not be an independent director under the applicable stock exchange listing standards, any applicable rules of the Securities and Exchange Commission, or any publicly disclosed standards used by the Board of Directors in determining and disclosing independent of the Corporation’s directors, in each case as determined by the Board of Directors or any committee thereof (the “Independence Standards”), (iii) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Restated Certificate of Incorporation, the rules and listing standards of the principal United States securities exchanges upon which the stock of the Corporation is listed or traded, or any applicable state or federal law, rule or regulation, (iv) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vi) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (vii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided any information to the Corporation or its stockholders in respect of the nomination that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, as determined by the Board of Directors or any committee thereof, or (viii) if such Stockholder Nominee or the applicable Eligible Stockholder otherwise breaches or fails to comply with any of its or their obligations, representations, agreements or undertakings under this Section 2.13.
(k)    Invalid Nominations.  Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches or fails to comply with any of its or their obligations, representations, agreements or undertakings under this Section 2.13 or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 2.13, withdraws its nomination or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors, any committee thereof or the chairman of the annual meeting, (x) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (y) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (z) the Board of Directors or the chairman of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation.  In addition, if the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 2.13, such nomination shall be declared invalid and disregarded as provided in clause (z) above.
(l)    Group Membership.  Whenever the Eligible Stockholder consists of a group of stockholders (including one or more Qualifying Fund Groups), (i) each provision in this Section 2.13 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund within a Qualifying Fund Group) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition) and (ii) a breach of any obligation, agreement or representation under this Section 2.13 by any member of such group shall be deemed a breach by the Eligible Stockholder.  No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.
(m)    Restrictions on Re-Nominations.  Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.13 for the next two (2) annual meetings of stockholders.  For the avoidance of doubt, this Section 2.13(m) shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 2.12.
(n)    Exclusive Method.  This Section 2.13 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials.
SECTION 2.14    Election of Directors. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these Bylaws, directors shall be elected by a majority of the votes cast at any meeting for the election of directors at which a quorum is present; provided that, if, as of a date that is fourteen (14) days in advance of the date on which the Corporation files its definitive proxy statement (regardless of whether or not it is thereafter revised or supplemented) for such meeting with the Securities and Exchange Commission, the Secretary of the Corporation determines that the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 2.14, a majority of votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. If a director is not elected, the director shall tender his or her irrevocable resignation to the Board of Directors, to be effective upon the acceptance by the Board of Directors, in accordance with the Corporation’s Corporate Governance Guidelines. If directors are to be elected by a plurality of votes cast, stockholders shall not be permitted to vote “against” a nominee.
ARTICLE III
COMMITTEES
SECTION 3.1.      Committees of the Board of Directors. The Board of Directors shall have four (4) standing committees consisting of one or more directors as determined by the Board of Directors, which shall be designated the Executive Committee, the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation Committee, and each of which shall be governed by its charter as approved by the Board of Directors and which shall comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange. The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate one or more other committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board. All committees of the Board of Directors shall be comprised of one or more directors. The Board of Directors may, if it desires, designate directors as alternate members who may replace any absent or disqualified member at any meeting of a committee.
The Audit Committee shall be comprised entirely of Non-Associated Directors, all of whom satisfy the applicable independence requirements of the New York Stock Exchange applicable to audit committees. The Corporate Governance and Nominating Committee shall be comprised of a majority of Non-Associated Directors. The Chairman of the Compensation Committee, if there be such an officer, shall be a Non-Associated Director and, if required by Section 162(m) of the Internal Revenue Code of 1986, as amended, or Section 16 of the Securities Exchange Act of 1934, as amended, all other members of the Compensation Committee shall be Non-Associated Directors. The term “Non-Associated Director” shall mean a member of the Board of Directors who would be considered an “independent director” of the Corporation under (a) Section 303A.02 of the New York Stock Exchange Listed Company Manual and (b) the applicable rules and regulations of the Securities and Exchange Commission.
Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.
SECTION 3.2.      Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.
ARTICLE IV
OFFICERS
SECTION 4.1.      Generally. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office at the pleasure of the Board, until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person.
SECTION 4.2.      Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.
SECTION 4.3.      Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or as provided by these Bylaws.
SECTION 4.4.      President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if there be such officers, the President shall be the general manager and chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and other officers, employees and agents of the Corporation. The President shall preside at all meetings of the stockholders. The President shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by these Bylaws. The President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized by the Board of Directors.
SECTION 4.5.      Vice President. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents, if any, shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

SECTION 4.6.      Treasurer. The Treasurer shall keep and maintain or cause to be kept and maintained, adequate and correct financial books and records of account of the Corporation in written form or any other form capable of being converted into written form. The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse all funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.
SECTION 4.7.      Secretary. The Secretary shall keep, or cause to be kept, a book of minutes in written form of the proceedings of the Board of Directors, committees of the Board, and stockholders. Such minutes shall include all waivers of notice, consents to the holding of meetings, or approvals of the minutes of meetings executed pursuant to these Bylaws or the General Corporation Law. The Secretary shall keep, or cause to be kept at the principal executive office or at the office of the Corporation’s transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each.
The Secretary shall give or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.
SECTION 4.8.      Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
SECTION 4.9.      Resignation; Removal; Vacancies. Subject to the rights and obligations set forth in a written employment agreement, if any, any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors. Any officer may resign at any time by giving written notice to the Chairman of the Board, if any, the President or the Secretary. A vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term thereof by the Board of Directors at any regular or special meeting.
SECTION 4.10.      Action With Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V
STOCK
SECTION 5.1.      Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chief Executive Officer, the President or a Vice President, and the Secretary, an Assistant Secretary or the Treasurer, certifying the number of shares owned by him or her. Any or all the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile, stamp or other imprint signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar continued to be such at the date of issue.
SECTION 5.2.      Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 5.4 of these Bylaws, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to such stock certificate or the shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of stock certificates, the Corporation shall issue a new certificate or certificates for such stock to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.
SECTION 5.3.      Record Date. The Board of Directors may fix a record date, which shall not be more than sixty (60) nor fewer than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof; (ii) to receive payment of any dividend or other distribution or allotment of any rights; (iii) to exercise any rights with respect to any change, conversion or exchange of stock; or (iv) to take, receive or participate in any other lawful action.
If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5.4.      Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, the Corporation may issue a new certificate for stock in the place of any such certificate, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such stockholder’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
SECTION 5.5.      Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any stock of the Corporation as the holder thereof and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Delaware.
SECTION 5.6.      Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.
ARTICLE VI
NOTICES
SECTION 6.1.      Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram, mailgram or commercial courier service or any other reliable means permitted by applicable law (including, subject to the next paragraph, electronic transmission). Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his last known address as the same appears on the books of the Corporation. The time when such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if hand delivered, or dispatched, if delivered through the mails or by telegram, courier or mailgram, shall be the time of the giving of the notice. Such requirement for notice shall also be deemed satisfied, except in the case of stockholder meetings, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by law or these Bylaws.
Without limiting the foregoing, any notice to stockholders given by the Corporation pursuant to these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation and shall also be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder.
SECTION 6.2.      Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at a meeting shall constitute a waiver of notice for such meeting, except when the person attends a meeting for the express purpose of objecting, and does in fact object, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE VII
MISCELLANEOUS
SECTION 7.1.      Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.
SECTION 7.2.      Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or other officer designated by the Board of Directors.
SECTION 7.3.      Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser.
SECTION 7.4.      Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.
SECTION 7.5.      Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
SECTION 7.6.      Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in electronic format or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.
SECTION 7.7.      Transactions With Interested Parties. No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors at which the contract or transaction is authorized or solely because any such director’s or officer’s votes are counted for such purpose if (a) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and (b) the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
SECTION 7.8.      Definitions. (o) For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
(p)    For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.
ARTICLE VIII
INDEMNIFICATION OF DIRECTORS AND OFFICERS
SECTION 8.1.      Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 8.2, the Corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right shall be a contract right enforceable by each such person, and shall include the right to be paid by the Corporation expenses incurred in defending or otherwise responding to (e.g., as a witness or subpoenaed party) any such Proceeding in advance of its final disposition to the extent not prohibited by the Sarbanes-Oxley Act of 2002; provided, however, that, if required by the General Corporation Law, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section 8.1 or otherwise.
Any indemnification as provided herein (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.
For purposes of this Article VIII: (i) any reference to “other enterprise” shall include all plans, programs, policies, agreements, contracts and payroll practices and related trusts for the benefit of or relating to employees of the Corporation and its related entities (“employee benefit plans”); (ii) any reference to “fines”, “penalties”, “liability” and “expenses” shall include any excise taxes, penalties, claims, liabilities and reasonable expenses (including reasonable legal fees and related expenses) assessed against or incurred by a person with respect to any employee benefit plan; (iii) any reference to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation or trustee or administrator of any employee benefit plan which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, beneficiaries, fiduciaries, administrators and service providers; and (iv) any reference to serving at the request of the Corporation as a director, officer, employee or agent of a partnership or trust shall include service as a partner or trustee.
SECTION 8.2.      Right of Claimant to Bring Suit. If a claim for indemnification or advancement of expenses under Section 8.1 is not paid in full by the Corporation within ninety (90) days after a written claim therefor has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.
SECTION 8.3.      Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of related expenses to the extent not prohibited by the Sarbanes-Oxley Act of 2002, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification of and advancement of expenses to directors and officers of the Corporation.
SECTION 8.4.      Non-Exclusivity of Rights. The rights conferred on any person by Sections 8.1, 8.2 and 8.3 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provisions of the Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
SECTION 8.5.      Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification and expense advancement rights at least equivalent to those provided for in this Article VIII.
SECTION 8.6.      Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the General Corporation Law.
SECTION 8.7.      Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VIII by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of any present or former director or officer of the Corporation existing pursuant to this Article VIII at the time of such amendment, repeal or modification without the prior written consent of such present or former director or officer whose rights or protections would be adversely affected by such amendment, repeal or modification.
SECTION 8.8.      Savings Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.
ARTICLE XI
AMENDMENTS
The Board of Directors is expressly empowered to adopt, amend, alter or repeal the Bylaws of the Corporation, subject to the right of the stockholders to adopt, amend, alter or repeal the Bylaws of the Corporation; provided, however, that the Board of Directors may make no such adoption, amendment, alteration or repeal of, or that is inconsistent with the terms of Section 8.7. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors permitted under this Article IX shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend, alter or repeal the Bylaws of the Corporation.
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